UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2016

Jerrick Media Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

202 S. Dean St. Englewood, NJ 07631
(Address of principal executive offices)

(201) 258-3770

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2016, Jerrick Media Holdings, Inc. (the “Company”) conducted the initial closing (the “Initial Closing”) of a private placement offering to accredited investors (the “Offering”) of the Company’s units of its securities by entering into a subscription agreement (the “Subscription Agreement”) with an “accredited investor” (“Investor”) for aggregate gross proceeds of $100,000.

The Company is offering, through its placement agent, Network 1 Financial Securities, Inc. (the “Placement Agent”), a minimum of $100,000 up to a maximum of $400,000 of units of its securities (each, a “Unit” and collectively, the “Units”), with each Unit consisting of (a) a 10% Convertible Unsecured Promissory Note in the aggregate face principal amount of $100,000 (the “Note”), convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at an initial conversion price of $0.30 per share (the “Conversion Price”), and (b) a five-year warrant (“Warrants”) to purchase 100,000 shares of Common Stock (“Warrant Shares”) at $0.30 per share (“Exercise Price”).

The Conversion Price of the Note and the Exercise Price of the Warrants are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price and Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The Note issued to the Investor at the Initial Closing, bears interest at a rate of ten percent (10%) per annum and matures on the first (1st) anniversary of the issuance date, November 1, 2017.

In connection with the Offering, the Company retained the Placement Agent, a registered FINRA broker dealer, to carry out the Offering on a “best-efforts” basis. For services in its capacity as Placement Agent, the Company agreed to pay the Placement Agent, subject to certain exceptions: (i) a cash fee equal to ten percent (10%) of the aggregate gross proceeds raised by the Placement Agent in the Offering, (ii) a non-accountable expense allowance of three percent (3%) of the aggregate gross proceeds raised by the Placement Agent in the Offering, and (iii) shares of Common Stock equal to ten percent (10%) of the number of Conversion Shares that are issuable upon conversion of the Notes sold in the Offering. The Placement Agent may reallocate a portion of its compensation to other licensed securities broker-dealers assisting in the sale and placement of the Units.

Additionally, on December 22, 2016, the Company entered into a subscription agreement (the “Subsequent Accredited Investor Subscription Agreement”), substantially the same in form and substance to the Subscription Agreement, with an accredited investor (“Accredited Investor”) for aggregate gross proceeds of $225,000 (the “Subsequent Debt Financing”). Though not part of the Offering, the Accredited Investor was issued a Note and Warrants on identical terms as those investing in the Offering. The Placement Agent did not receive compensation for the Subsequent Debt Financing.

The foregoing description of the Offering does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement, the Note and the Warrant, copies of which are filed herewith as Exhibit 10.1, Exhibit 10.2 and Exhibit 4.1, respectively.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

Item 1.01 is hereby incorporated by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

Item 1.01 is hereby incorporated by reference.

The securities issued pursuant to the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) and/or Regulation D the Securities Act.

Item 7.01.  Regulation FD Disclosure.

The information provided under this Item 7.01 is "furnished" and shall not be deemed "filed" with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act or 1934 or the Securities Act of 1933.

We have authored a white paper on the Company’s “digital arbitrage” which includes a discourse on how to make and scale money making opportunities on the internet.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits – The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit
10.1	Form of Subscription Agreement*
10.2	Form of Promissory Note*
10.3	Form of Warrant*
99.1	White Paper*

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERRICK MEDIA HOLDINGS, INC.

Dated: January 17, 2017	By:	/s/ Jeremy Frommer
Jeremy Frommer Chief Executive Officer

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